CODE OF ETHICS
                            SCHWARTZ INVESTMENT TRUST

I.   STATEMENT OF GENERAL PRINCIPLES

     This Code of Ethics has been adopted by Schwartz Investment Trust (the "Trust") for the purpose of instructing all employees, officers, directors and trustees of the Trust, its investment adviser, Schwartz Investment Counsel, Inc. (the "Adviser"), and/or its principal underwriter, Gregory J. Schwartz & Co., Inc. (the "Underwriter"), in their ethical obligations and to provide rules for their personal securities transactions. All such employees, officers, directors and trustees owe a fiduciary duty to the Trust and its shareholders. A fiduciary duty means a duty of loyalty, fairness and good faith towards the Trust and its shareholders, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

     o The duty at all times to place the interests of the Trust and its shareholders first;

     o The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility; and

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     o    The  fundamental  standard  that  employees,  officers,  directors and trustees should not take inappropriate advantage of their positions, or of their relationship with the Trust or its shareholders.

     It is imperative that the personal trading activities of the employees, officers, directors and trustees of the Trust, the Adviser and the Underwriter, respectively, be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

     All personal securities transactions must also comply with the Securities and Exchange Commission's Rule 17j-1. Under this rule, no Employee may:

     o employ any device, scheme or artifice to defraud the Trust or any its shareholders;

     o make to the Trust or any of its shareholders any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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     o    engage in any act,  practice,  or course of business which operates or would operate as a fraud or deceit upon the Trust or any of its shareholders; or

     o engage in any manipulative practice with respect to the Trust or any of its shareholders.

II.  DEFINITIONS

     A. ADVISORY EMPLOYEES: Employees who participate in or make recommendations with respect to the purchase or sale of securities including fund portfolio managers and assistant fund portfolio managers. The Compliance Officer will maintain a current list of all Advisory Employees.

     B. BENEFICIAL INTEREST: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

     C. COMPLIANCE OFFICER: George P. Schwartz or, in his absence, the alternate Compliance Officer, Cynthia M. Dickinson, or their successors in such positions.

     D. EMPLOYEE ACCOUNT: each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Employee's family members include the Employee's spouse, minor children, any person living in the home of the Employee, and any relative of the Employee (including in-

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     laws) to whose support an Employee directly or indirectly contributes.

     E. EMPLOYEES: the employees, officers, and trustees of the Trust, the employees, officers and directors of the Adviser and the officers and directors of the Underwriter, including Advisory Employees. The Compliance Officer will maintain a current list of all Employees.

     F. EXEMPT TRANSACTIONS: transactions which are 1) effected in an amount or in a manner over which the Employee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option, 7) with respect to affiliated registered open-end investment companies, 8) with respect to fixed- income securities of investment grade with an outstanding issue size of $100,000,000 or more, 9) with respect to a security for which the purchase or sale price, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is less than $5,000, 10) with respect to an equity security traded

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     on the New York Stock  Exchange,  the American Stock Exchange or the NASDAQ
     Quotation System if the number of shares purchased or sold, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is 500 shares or less, or 11) subject to the advance approval by a Designated Supervisory Person (as defined below), with respect to purchases or sales which are only remotely potentially harmful to the Funds because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Funds.

     G. SCHWARTZ FUNDS: the Schwartz Value Fund and any future series of Schwartz Investment Trust.

     H. RECOMMENDED LIST: the list of those Securities which the Advisory Employees currently are recommending for purchase or sale on behalf of the Schwartz Funds.

     I. RELATED SECURITIES: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

     J. SECURITIES: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate

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     or subscription,  transferable  share,  investment  contract,  voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States, 2) bankers' acceptances, 3) bank certificates of deposit, 4) commercial paper, 5) debt securities, provided that (a) the security has a credit rating of Aa or Aaa from Moody's Investor Services, AA or AAA from Standard & Poor's Ratings Group, or an equivalent rating from another rating service, or is unrated but comparably creditworthy, (b) the security matures within twelve months of purchase, (c) the market is very broad so that a large volume of transactions on a given day will have relatively little effect on yields, and (d) the market for the instrument features highly efficient machinery permitting quick and convenient trading in virtually any volume, and 6) shares of unaffiliated registered open-end investment companies.

     K. SECURITIES TRANSACTION: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account.

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III. PERSONAL INVESTMENT GUIDELINES

     A.   Personal Accounts and Pre-Clearance

          1. Employees must obtain prior written permission from the Compliance Officer to open or maintain a margin account, or a joint or partnership account with persons other than the Employee's spouse, parent, or child (including custodial accounts).

          2. No Employee may execute a Securities Transaction without first obtaining Pre-Clearance from the Compliance Officer. Prior to execution the Employee must submit the Pre-Clearance form to the Compliance Officer, or in the case of a Pre- Clearance request by the Compliance Officer, to the alternate Compliance Officer. An Employee may not submit a Pre-Clearance request if, to the Employee's knowledge at the time of the request, the same Security or a Related Security is being actively considered for purchase or sale, or is being purchased or sold, by a Schwartz Fund.

          3. Advisory Employees may not execute a Securities Transaction while at the same time recommending contrary action to a Schwartz Fund.

          4. Settlement of Securities Transactions must be made on or before settlement date. Extensions and pre- payments are not permitted.

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          5.   The  Personal  Investment  Guidelines  in this Section III do not apply to Exempt Transactions. Employees must remember that regardless of the transaction's status as exempt or not exempt, the Employee's fiduciary obligations remain unchanged.

          6. While trustees of the Trust are subject at all times to the fiduciary obligations described in this Code, the Personal Investment Guidelines and Compliance Procedures in Sections III and IV of this Code apply to trustees whose affiliation with the Trust is solely by reason of being a trustee of the Trust only if the trustee knew, or in the ordinary course of fulfilling the duties of that position, should have known, that during the fifteen days immediately preceding or after the date of the trustee's transaction that the same Security or a Related Security was or was to be purchased or sold for a Schwartz Fund or that such purchase or sale for a Schwartz Fund was being considered, in which case such Sections apply only to such transaction.

     B.   Limitations on Pre-Clearance

          1. After receiving a Pre-Clearance request, the Compliance Officer will promptly review the request and will deny the request if the Securities Transaction will violate this Code.

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          2.   Employees  may not  execute a  Securities  Transactions  on a day during which a purchase or sell order in that same Security or a Related Security is pending for, or is being actively considered on behalf of, a Schwartz Fund. In order to determine whether a Security is being actively considered on behalf of a Schwartz Fund, the Compliance Officer will consult the current Recommended List and/or consult each Advisory Employee responsible for investing in Securities for any Schwartz Fund. Unless the Board of Trustees of the Schwartz Funds determines that alternative measures are appropriate, Securities Transactions executed in violation of this prohibition shall be unwound or, if not
               possible  or  practical,   the  Employee  must  disgorge  to  the
               appropriate Schwartz Fund or Funds the value received by the Employee due to any favorable price differential received by the Employee. For example, if the Employee buys 100 shares at $10 per share, and a Schwartz Fund buys 1000 shares at $11 per share, the Employee would pay $100 (100 shares x $1 differential) to the Schwartz Fund.

          3. An Advisory Employee may not execute a Securities Transaction within seven (7) calendar days after a transaction in the same Security or a Related

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               Security  has been  executed on behalf of a Schwartz  Fund unless the Schwartz Fund's entire position in the Security has been sold prior to the Advisory Employee's Securities Transaction and the Advisory Employee is also selling the Security. If the Compliance
               Officer   determines   that  a  transaction   has  violated  this
               prohibition, the transaction shall be unwound or, if not possible
               or  practical,   the  Advisory  Employee  must  disgorge  to  the
               appropriate  Schwartz  Fund or Funds  the value  received  by the
               Advisory  Employee  due  to  any  favorable  price   differential
               received by the Advisory Employee (unless the Board of Trustees of the Schwartz Funds determines that alternative measures are appropriate).

          4. Pre-Clearance requests involving a Securities Transaction by an Employee within fifteen calendar days after any Schwartz Fund has traded in the same Security or a Related Security will be evaluated by the Compliance Officer to ensure that the proposed transaction by the Employee is consistent with this Code and that all contemplated Schwartz Fund activity in the Security has been completed. It is wholly within the Compliance Officer's discretion to determine when Pre-Clearance will or will not be given to an

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               Employee if the proposed transaction falls within the fifteen day period.

          5. Employees are generally not permitted to purchase and sell, or sell and purchase, the same Securities or Related Securities within sixty calendar days. Profits made in violation of this prohibition must be disgorged by the Employee to the appropriate Schwartz Fund, as determined by the Compliance Officer or, if disgorgement to a Schwartz Fund is inappropriate, to a charity chosen by the Compliance Officer. Notwithstanding the foregoing provision, an Employee, subject to advance approval of the Compliance Oficer on a case-by-case basis, may profit from the purchase and sale, or sale and purchase, of the same Securities or Related Securities within sixty calendar days.

          6. Pre-Clearance procedures apply to any Securities Transactions in a private placement. In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a Schwartz Fund, and whether the opportunity is being offered to the Employee by virtue of the Employee's position with the Trust, the Adviser or the

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               Underwriter.  Employees  who  have  been  authorized  to  acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchase Securities of that issuer on behalf of a Schwartz Fund will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

          7. Employees are prohibited from acquiring any Securities in an initial public offering. This restriction is imposed in order to preclude any possibility of an Employee profiting improperly from the Employee's position with the Trust, the Adviser or the Underwriter, and applies only to the Securities offered for sale by the issuer, either directly or through an underwriter, and not to Securities purchased on a securities exchange or in connection with a secondary distribution.

     C.   Other Restrictions

          1. If a Securities Transaction is executed on behalf of a Schwartz Fund within seven (7) calendar days after an Advisory Employee executed a transaction in the same Security or a Related Security, the Compliance Officer will review the Advisory

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               Employee's  and the  Schwartz  Fund's  transactions  to determine whether the Advisory Employee did not meet his or her fiduciary duties to the Trust and its shareholders in violation of this Code. If the Compliance Officer determines that the Advisory Employee's transaction violated this Code, the transaction shall be unwound or, if not possible or practical, the Advisory Employee must disgorge to the appropriate Schwartz Fund or Funds the value received by the Advisory Employee due to any favorable price differential received by the Advisory Employee (unless the
               Board  of  Trustees  of  the  Schwartz  Funds   determines   that
               alternative measures are appropriate).

          2. Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization in accord with the general procedures of this Code. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of the Trust and its shareholders. In the event that board service is authorized, Employees serving as directors will be isolated from other Employees making investment decisions with respect to the securities of the company in question.

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          3.   No  Employee  may accept  from a customer  or vendor an amount in excess of $50 per year in the form of gifts or gratuities, or as compensation for services. If there is a question regarding receipt of a gift, gratuity or compensation, it is to be reviewed by the Compliance Officer.

IV.  COMPLIANCE PROCEDURES

     A.   Employee Disclosure and Certification

          1. At the commencement of employment with the Trust, the Adviser or the Underwriter, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose all personal Securities holdings.

          2. The above disclosure and certification is also required annually, along with an additional certification that the Employee has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

     B.   Pre-Clearance

          1.   Advisory   Employees   will  maintain  an  accurate  and  current
               Recommended List at all times, updating the list as necessary. The Advisory Employees will submit all Recommended Lists to the

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               Compliance  Officer  as they are  generated,  and the  Compliance
               Officer will retain the Recommended  Lists for use when reviewing
               Employee   compliance   with  this   Code.   Upon   receiving   a
               Pre-Clearance request, the Compliance Officer will contact all Advisory Employees to determine whether the Security the Employee intends to purchase or sell is or was owned within the past fifteen (15) days by a Schwartz Fund, and whether there are any pending purchase or sell orders for the Security. The Compliance Officer will determine whether the Employee's request violates any prohibitions or restrictions set out in this Code.

          2. If authorized, the Pre-Clearance is valid for orders placed by the close of business on the second trading day after the authorization is granted. If during the two day period the Employee becomes aware that the trade does not comply with this Code or that the statements made on the request form are no longer true, the Employee must immediately notify the Compliance Officer of that information and the Pre-Clearance may be terminated. If during the two day period the Compliance Officer is notified that a purchase or sell order for the same Security or Related Security is pending, or is being considered on

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               behalf of a Schwartz Fund, the Compliance Officer will notify the
               Employee that the Pre-Clearance is terminated.

     C.   Compliance

          1. All Employees must direct their broker, dealer or bank to send duplicate copies of all confirmations and periodic account statements directly to the Compliance Officer. Each Employee must report, no later than ten (10) days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Trust or the Adviser, all transactions in which the Employee acquired any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code.

          2. The Compliance Officer will spot check the trading confirmations provided by brokers to verify that the Employee obtained any necessary Pre-Clearance for the transaction. On a quarterly basis the Compliance Officer will compare all confirmations with the Pre-Clearance records, to determine, among other things, whether any Schwartz Fund owned the Securities at the time of the transaction or purchased or sold the security

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               within  fifteen  (15)  days of the  transaction.  The  Employee's annual disclosure of Securities holdings will be reviewed by the Compliance Officer for compliance with this Code, including transactions that reveal a pattern of trading inconsistent with this Code.

          3. If an Employee violates this Code, the Compliance Officer will report the violation to the management personnel of the Trust, the Adviser and/or the Underwriter, as appropriate, for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee's relationship with the Trust, the Adviser and/or the Underwriter.

          4. The management personnel of the Adviser will prepare an annual report to the Trust's board of trustees that summarizes existing procedures and any changes in the procedures made during the past year. The report will identify any violations of this Code, any significant remedial action during the past year and any instances when a Securities Transaction was executed on behalf of a Schwartz Fund within seven (7) calendar days after an Advisory Employee executed a transaction but no

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               remedial  action was taken.  The report  will also  identify  any recommended procedural or substantive changes to this Code based on management's experience under this Code, evolving industry practices, or legal developments.

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                                 CODE OF ETHICS
                        SCHWARTZ INVESTMENT COUNSEL, INC.

I.   STATEMENT OF GENERAL PRINCIPLES

     This Code of Ethics has been adopted by Schwartz Investment Counsel, Inc. (the "Adviser") for the purpose of instructing all employees, officers and directors in their ethical obligations and to provide rules for their personal securities transactions. All employees, officers and directors owe a fiduciary duty to the clients of the Adviser. A fiduciary duty means a duty of loyalty, fairness and good faith towards clients, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

          o    The duty at all times to place the interests of clients first;

          o The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility; and

          o The fundamental standard that employees, officers and directors should not take inappropriate advantage of their positions, or of their relationship with clients.

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     It is imperative  that the personal  trading  activities of the  employees, officers and directors of the Adviser be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for thebenefit of a third party when the transaction is not in keeping with the general principles of this Code.

     All personal securities transactions must also comply with our Insider Trading Policy and Procedures and the Securities and Exchange Commission's Rule 17j-1. Under this rule, no Employee may:

          o employ any device, scheme or artifice to defraud any client of the Adviser;

          o make to any client of the Adviser any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client of the Adviser; or

          o engage in any manipulative practice with respect to any client of the Adviser.

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II.  DEFINITIONS

     A. ADVISORY CLIENTS: all Schwartz Funds and all privately managed advisory accounts of the Adviser.

     B. ADVISORY EMPLOYEES: Employees who participate in or make recommendations with respect to the purchase or sale of securities including fund portfolio managers and assistant fund portfolio managers. The Compliance Officer will maintain a current list of all Advisory Employees.

     C. BENEFICIAL INTEREST: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

     D. COMPLIANCE OFFICER: George P. Schwartz or, in his absence, the alternate Compliance Officer, Cynthia M. Dickinson, or their successors in such positions.

     E. EMPLOYEE ACCOUNT: each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Employee's family members include the Employee's spouse, minor children, any person living in the home of the Employee, and any relative of the Employee (including in-laws) to whose support an Employee directly or indirectly contributes.

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     F.  EMPLOYEES:  the  employees,  officer,  and  directors  of the  Adviser, including Advisory Employees. The Compliance Officer will maintain a current list of all Employees.

     G. EXEMPT TRANSACTIONS: transactions which are 1) effected in an amount or in a manner over which the Employee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option, 7) with respect to affiliated registered open-end investment companies, 8) with respect to fixed- income securities of investment grade with an outstanding issue size of $100,000,000 or more, 9) with respect to a security for which the purchase or sale price, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is less than $5,000, 10) with respect to an equity security traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Quotation System if the number of shares purchased or sold, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is 500 shares or less, or 11) subject to the advance approval by a Designated Supervisory Person (as defined below), with respect to purchases or sales which are only remotely potentially harmful to the Funds because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Funds.

     H. RECOMMENDED LIST: the list of those Securities which the Adviser currently is recommending to Advisory Clients for purchase or sale.

     I. RELATED SECURITIES: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

     J. SCHWARTZ FUNDS: the Schwartz Value Fund and any future series of Schwartz Investment Trust.

     K. SECURITIES: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United
     States, 2) bankers' acceptances, 3) bank certificates of deposit, 4) commercial paper, 5) debt securities, provided that (a) the security has a credit rating of Aa or Aaa from Moody's Investor Services, AA or AAA from Standard & Poor's Ratings Group, or an equivalent rating from another rating service, or is unrated but comparably creditworthy, (b) the security matures within twelve months of purchase, (c) the market is very broad so that a large volume of transactions on a given day will have relatively little effect on yields, and (d) the market for the instrument features highly efficient machinery permitting quick and convenient trading in virtually any volume, and 6) shares of unaffiliated registered open-end investment companies.

     L. SECURITIES TRANSACTION: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account.

III. PERSONAL INVESTMENT GUIDELINES

     A.   Personal Accounts and Pre-Clearance

          1. Employees must obtain prior written permission from the Compliance Officer to open or maintain a margin account, or a joint or partnership account with persons other than the Employee's spouse, parent, or child (including custodial accounts).

          2. No Employee may execute a Securities Transaction without first obtaining Pre-Clearance from the Compliance Officer. Prior to execution the Employee must submit the Pre-Clearance form to the Compliance Officer, or in the case of a Pre- Clearance request by the Compliance Officer, to the alternate Compliance Officer. An Employee may not submit a Pre-Clearance request if, to the Employee's knowledge at the time of the request, the same Security or a Related Security is being actively considered for purchase or sale, or is being purchased or sold, by an Advisory Client.

          3. Advisory Employees may not execute a Securities Transaction while at the same time recommending contrary action to clients.

          4. Settlement of Securities Transactions must be made on or before settlement date. Extensions and pre- payments are not permitted.

          5. The Personal Investment Guidelines in this section III do not apply to Exempt Transactions. Employees must remember that regardless of the transaction's status as exempt or not exempt, the Employee's fiduciary obligations remain unchanged.

     B.   Limitations on Pre-Clearance

          1. After receiving a Pre-Clearance request, the Compliance Officer will promptly review the request and will deny the request if the Securities Transaction will violate this Code.

          2. Employees may not execute a Securities Transactions on a day during which a purchase or sell order in that same Security or a Related Security is pending for, or is being actively considered on behalf of, an Advisory Client. In order to determine whether a Security is being actively considered on behalf of an Advisory Client, the Compliance Officer will consult the current Recommended List and/or consult each Advisory Employee responsible for investing in Securities for any Advisory Client. Unless the Board of Trustees of the Schwartz Funds determines that alternative measures are appropriate, Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Employee must disgorge to the appropriate Schwartz Fund, as determined by the Compliance Officer (or, if disgorgement to a Schwartz Fund is inappropriate, to a charity chosen by the Compliance Officer), the value received by the Employee due to any favorable price differential received by the Employee. For example, if the Employee buys 100 shares at $10 per share, and a Schwartz Fund buys 1000 shares at $11 per share, the Employee would pay $100 (100 shares x $1 differential) to the Schwartz Fund.

          3. An Advisory Employee may not execute a Securities Transaction within seven (7) calendar days after a transaction in the same Security or a Related Security has been executed on behalf of a Schwartz Fund unless the Schwartz Fund's entire position in the Security has been sold prior to the Advisory Employee's Securities Transaction and the Advisory Employee is also selling the Security. If the Compliance Officer determines that a transaction has violated this prohibition, the transaction shall be unwound or, if not possible or practical, the Advisory Employee must disgorge to the appropriate Schwartz Fund or Funds the value received by the Advisory Employee due to any favorable price differential received by the Advisory Employee (unless the Board of Trustees of the Schwartz Funds determines that alternative measures are appropriate).

          4. Pre-Clearance requests involving a Securities Transaction by an Employee within fifteen calendar days after any Advisory Client has traded in the same Security or a Related Security will be evaluated by the Compliance Officer to ensure that the proposed transaction by the Employee is consistent with this Code and that all contemplated Advisory Client activity in the Security has been completed. It is wholly within the Compliance Officer's discretion to determine when Pre-Clearance will or will not be given to an Employee if the proposed transaction falls within the fifteen day period.

          5. Employees are generally not permitted to purchase and sell, or sell and purchase, the same Securities or Related Securities within sixty calendar days. Profits made in violation of this prohibition must be disgorged by the Employee to the appropriate Schwartz Fund, as determined by the Compliance Officer or, if disgorgement to a Schwartz Fund is inappropriate, to a charity chosen by the Compliance Officer. Notwithstanding the foregoing provision, an Employee, subject to advance approval of the Compliance Oficer on a case-by-case basis, may profit from the purchase and sale, or sale and purchase, of the same Securities or Related Securities within sixty calendar days.

          6. Pre-Clearance procedures apply to any Securities Transactions in a private placement. In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for Advisory Clients, and whether the opportunity is being offered to the Employee by virtue of the Employee's position with the Adviser. Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination by an Advisory Client to purchase Securities of that issuer will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

          7. Employees are prohibited from acquiring any Securities in an initial public offering. This restriction is imposed in order to preclude any possibility of an Employee profiting improperly from the Employee's position with the Adviser, and applies only to the Securities offered for sale by the issuer, either directly or through an underwriter, and not to Securities purchased on a securities exchange or in connection with a secondary distribution.

     C.   Other Restrictions

          1. If a Securities Transaction is executed on behalf of a Schwartz Fund within seven (7) calendar days after an Advisory Employee executed a transaction in the same Security or a Related Security, the Compliance Officer will review the Advisory Employee's and the Schwartz Fund's transactions to determine whether the Advisory Employee did not meet his or her fiduciary duties to Advisory Clients in violation of this Code. If the
               Compliance Officer determines that the Advisory Employee's transaction violated this Code, the transaction shall be unwound or, if not possible or practical, the Advisory Employee must disgorge to the appropriate Schwartz Fund or Funds the value received by the Advisory Employee due to any favorable price differential received by the Advisory Employee (unless the Board of Trustees of the Schwartz Funds determines that alternative measures are appropriate).

          2. Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization in accord with the general procedures of this Code. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of Advisory Clients. In the event that board service is authorized, Employees serving as directors will be isolated from other Employees making investment decisions with respect to the securities of the company in question.

          3. No Employee may accept from a customer or vendor an amount in excess of $50 per year in the form of gifts or gratuities, or as compensation for services. If there is a question regarding receipt of a gift, gratuity or compensation, it is to be reviewed by the Compliance Officer.

IV.  COMPLIANCE PROCEDURES

     A.   Employee Disclosure and Certification

          1. At the commencement of employment with the Adviser, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose all personal Securities holdings.

          2. The above disclosure and certification is also required annually, along with an additional certification that the Employee has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

     B.   Pre-Clearance

          1. Advisory Employees will maintain an accurate and current Recommended List at all times, updating the list as necessary. The Advisory Employees will submit all Recommended Lists to the Compliance Officer as they are generated, and the Compliance Officer will retain the Recommended Lists for use when reviewing Employee compliance with this Code. Upon receiving a Pre-Clearance request, the Compliance Officer will contact all Advisory Employees to determine whether the Security the Employee intends to purchase or sell is or was owned within the past fifteen (15) days by an Advisory Client, and whether there are any pending purchase or sell orders for the Security. The Compliance Officer will determine whether the

               Employee's request violates any prohibitions or restrictions set out in this Code.

          2. If authorized, the Pre-Clearance is valid for orders placed by the close of business on the second trading day after the authorization is granted. If during the two day period the Employee becomes aware that the trade does not comply with this Code or that the statements made on the request form are no longer true, the Employee must immediately notify the Compliance Officer of that information and the Pre-Clearance may be terminated. If during the two day period the Compliance Officer is notified that a purchase or sell order for the same Security or Related Security is pending, or is being considered on behalf of an Advisory Client, the Compliance Officer will notify the Employee that the Pre- Clearance is terminated.

     C.   Compliance

          1. All Employees must direct their broker, dealer or bank to send duplicate copies of all confirmations and periodic account statements directly to the Compliance Officer. Each Employee must report, no later than ten (10) days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Adviser, all transactions in which the Employee acquired any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code.

          2. The Compliance Officer will spot check the trading confirmations provided by brokers to verify that the Employee obtained any necessary Pre-Clearance for the transaction. On a quarterly basis the Compliance Officer will compare all confirmations with the Pre-Clearance records, to determine, among other things, whether any Advisory Client owned the Securities at the time of the transaction or purchased or sold the security within fifteen (15) days of the transaction. The Employee's annual disclosure of Securities holdings will be reviewed by the Compliance Officer for compliance with this Code, including transactions that reveal a pattern of trading inconsistent with this Code.

          3. If an Employee violates this Code, the Compliance Officer will report the violation to the management personnel of the Adviser for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee's relationship with the Adviser.

          4. The management personnel of the Adviser will prepare an annual report to the board of directors of the Adviser that summarizes existing procedures and any changes in the procedures made during the past year. The report will identify any violations of this Code, any significant remedial action during the past year and any instances when a Securities Transaction was executed on behalf of a Schwartz Fund within seven (7) calendar days after an Advisory Employee executed a transaction but no remedial action was taken. The report will also identify any recommended procedural or substantive changes to this Code based on management's experience under this Code, evolving industry practices, or legal developments.

                                 CODE OF ETHICS
                         GREGORY J. SCHWARTZ & CO., INC.

I.   STATEMENT OF GENERAL PRINCIPLES

     This Code of Ethics has been adopted by Gregory J. Schwartz & Co., Inc. (the "Underwriter"), the principal underwriter of Schwartz Investment Trust (the "Trust"), for the purpose of instructing officers and directors in their ethical obligations and to provide rules for their personal securities transactions. The Underwriter's officers and directors owe a fiduciary duty to the Trust and its shareholders. A fiduciary duty means a duty of loyalty, fairness and good faith towards clients, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

          o The duty at all times to place the interests of the Trust and its shareholders first;

          o The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility; and

          o The fundamental standard that officers and directors should not take inappropriate advantage of their positions, or of their relationship with the Trust or its shareholders.

     It is imperative that the personal trading activities of the officers and directors of the Underwriter be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code. All personal securities transactions must also comply with the Securities and Exchange Commission's Rule 17j-1. Under this rule, persons affiliated with the Underwriter may not:

          o employ any device, scheme or artifice to defraud the Trust or any of its shareholders;

          o make to the Trust or any of its shareholders any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or any of its shareholders; or

          o engage in any manipulative practice with respect to the Trust or any of its shareholders.

II.  DEFINITIONS

     A. ACCESS PERSONS: Directors, officers or general partners of the Underwriter who in the ordinary course of business make, participate in or obtain information regarding the purchase or sale of securities for the Trust or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of securities. The Compliance Officer will maintain a current list of all Access Persons.

     B. BENEFICIAL INTEREST: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

     C. COMPLIANCE OFFICER: Gregory J. Schwartz or his successor in such position.

     D. EMPLOYEE ACCOUNT: each account in which an Access Person or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Access Person's family members include the Access Person's spouse, minor children, any person living in the home of the Access Person, and any relative of the Access Person (including in-laws) to whose support an Access Person directly or indirectly contributes.

     E. EXEMPT TRANSACTIONS: transactions which are 1) effected in an amount or in a manner over which the Access Person has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option,
     7) with respect to affiliated registered open-end investment companies, 8) with respect to fixed- income securities of investment grade with an outstanding issue size of $100,000,000 or more, 9) with respect to a security for which the purchase or sale price, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is less than $5,000, 10) with respect to an equity security traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Quotation System if the number of shares purchased or sold, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is 500 shares or less, or 11) subject to the advance approval by a Designated Supervisory Person (as defined below), with respect to purchases or sales which are only remotely potentially harmful to the Funds because such purchases or sales would be unlikely to affect a highly institutional market, or because such purchases or sales are clearly not related economically to the securities held, purchased or sold by the Funds.

     F. RELATED SECURITIES: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

     G. SCHWARTZ FUNDS: the Schwartz Value Fund and any future series of Schwartz Investment Trust.

     H. SECURITIES: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States, 2) bankers' acceptances, 3) bank certificates of deposit, 4) commercial paper, 5) debt securities, provided that (a) the security has a credit rating of Aa or Aaa from Moody's Investor Services, AA or AAA from Standard & Poor's Ratings Group, or an equivalent rating from another rating service, or is unrated but comparably creditworthy, (b) the security matures within twelve months of purchase,
     (c) the market is very broad so that a large volume of transactions on a given day will have relatively little effect on yields, and (d) the market for the instrument features highly efficient machinery permitting quick and convenient trading in virtually any volume, and 6) shares of unaffiliated registered open-end investment companies.

     I. SECURITIES TRANSACTION: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account.

III. PERSONAL INVESTMENT GUIDELINES

     A.   Personal Accounts and Pre-Clearance

          1. Access Persons must conduct all securities transactions for Employee Accounts through an account with the Underwriter, unless the Access Person gives prior written notice to the Compliance Officer of an account with another brokerage firm.

          2. Access Persons must obtain prior written permission from the Compliance Officer to open or maintain a margin account, or a joint or partnership account with persons other than the Access Person's spouse, parent, or child (including custodial accounts).

          3. No Access Person may execute a Securities Transaction without first obtaining Pre-Clearance from the Compliance Officer. Prior to execution the Access Person must submit the Pre-Clearance form to the Compliance Officer, or in the case of a Pre-Clearance request by the Compliance Officer, to the alternate Compliance Officer. An Access Person may not submit a Pre-Clearance request if, to the Access Person's knowledge at the time of the request, the same Security or a Related Security is being actively considered for purchase or sale, or is being purchased or sold, by a Schwartz Fund.

          4. Settlement of Securities Transactions must be made on or before settlement date. Extensions and pre- payments are not permitted.

          5. The Personal Investment Guidelines in this section III do not apply to Exempt Transactions. Access Persons must remember that regardless of the transaction's status as exempt or not exempt, the

               Access Person's fiduciary obligations remain unchanged.

     B.   Limitations on Pre-Clearance

          1. After receiving a Pre-Clearance request, the Compliance Officer will promptly review the request and will deny the request if the Securities Transaction will violate this Code.

          2. Access Persons may not execute a Securities Transactions on a day during which a purchase or sell order in that same Security or a Related Security is pending for, or is being actively considered on behalf of, a Schwartz Fund. In order to determine whether a Security is being actively considered on behalf of a Schwartz Fund, the Compliance Officer will consult each person responsible for investing in Securities for any Schwartz Fund. Unless the
               Board of Trustees of the Schwartz Funds determines that alternative measures are appropriate, Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Access Person must disgorge to the appropriate Schwartz Fund, as determined by the Compliance Officer (or, if disgorgement to a Schwartz Fund is inappropriate, to a charity chosen by the Compliance Officer), the value received by the

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

               Access Person due to any favorable price differential received by the Access Person. For example, if the Access Person buys 100 shares at $10 per share, and a Schwartz Fund buys 1000 shares at $11 per share, the Access Person would pay $100 (100 shares x $1 differential) to the Schwartz Fund.

          3. Pre-Clearance requests involving a Securities Transaction by an Access Person within fifteen calendar days after any Schwartz Fund has traded in the same Security or a Related Security will be evaluated by the Compliance Officer to ensure that the proposed transaction by the Access Person is consistent with this Code and that all contemplated Schwartz Fund activity in the Security has been completed. It is wholly within the Compliance Officer's discretion to determine when Pre-Clearance will or will not be given to an Access Person if the proposed transaction falls within the fifteen day period.

          4. Access Persons are generally not permitted to purchase and sell, or sell and purchase, the same Securities or Related Securities within sixty calendar days. Profits made in violation of this prohibition must be disgorged by the Access Person to the appropriate Schwartz Fund, as determined by

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

               the Compliance Officer or, if disgorgement to a Schwartz Fund is inappropriate, to a charity chosen by the Compliance Officer. Notwithstanding the foregoing provision, an Employee, subject to advance approval of the Compliance Oficer on a case-by-case basis, may profit from the purchase and sale, or sale and purchase, of the same Securities or Related Securities within sixty calendar days.

          5. Pre-Clearance procedures apply to any Securities Transactions in a private placement. In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a Schwartz Fund, and whether the opportunity is being offered to the Access Person by virtue of the Access Person's position with the Underwriter. Access Persons who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Access Person takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchase Securities of that issuer on behalf of a Schwartz Fund will be subject to an independent

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
               review by personnel of the Underwriter with no personal interest in the issuer.

          6. Access Persons are prohibited from acquiring any Securities in an initial public offering. This restriction is imposed in order to preclude any possibility of an Access Person profiting improperly from the Employee's position with the Underwriter, and applies only to the Securities offered for sale by the issuer, either directly or through an underwriter, and not to Securities purchased on a securities exchange or in connection with a secondary distribution.

     C.   Other Restrictions

          1. Access Persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization in accord with the general procedures of this Code. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of the Schwartz Funds. In the event that board service is authorized, Access Persons serving as directors will be isolated from other persons making investment decisions with respect to the securities of the company in question.

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

          2. No Access Person may accept from a customer or vendor an amount in excess of $50 per year in the form of gifts or gratuities, or as compensation for services. If there is a question regarding receipt of a gift, gratuity or compensation, it is to be reviewed by the Compliance Officer.

IV.  COMPLIANCE PROCEDURES

     A.   Disclosure and Certification

          1. At the commencement of employment with the Underwriter, each Access Person must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose all personal Securities holdings.

          2. The above disclosure and certification is also required annually, along with an additional certification that the Access Person has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

     B.   Pre-Clearance

          1. Upon receiving a Pre-Clearance request, the Compliance Officer will consult each person responsible for investing in Securities for any Schwartz Fund to determine whether the Security the Access Person intends to purchase or sell is or was owned within the past fifteen (15) days by a Schwartz Fund, and whether there are any pending purchase or sell orders for the Security. The Compliance Officer will determine whether the Access Person's request violates any prohibitions or restrictions set out in this Code.

          2. If authorized, the Pre-Clearance is valid for orders placed by the close of business on the second trading day after the authorization is granted. If during the two day period the Access Person becomes aware that the trade does not comply with this Code or that the statements made on the request form are no longer true, the Access Person must immediately notify the Compliance Officer of that information and the Pre-Clearance may be terminated. If during the two day period the Compliance Officer is notified that a purchase or sell order for the same Security or Related Security is pending, or is being considered on behalf of a Schwartz Fund, the Compliance Officer will notify the Access Person that the Pre- Clearance is terminated. C. Compliance

               1. All Access Persons must direct their broker, dealer or bank to send duplicate copies of all confirmations and periodic account statements directly to the Compliance Officer. Each Access Person must report, no later than ten (10) days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Underwriter, all transactions in which the Access Person acquired any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code.

               2. The Compliance Officer will spot check the trading confirmations provided by brokers to verify that the Access Person obtained any necessary Pre- Clearance for the transaction. On a quarterly basis the Compliance Officer will compare all confirmations with the Pre-Clearance records, to determine, among other things, whether a Schwartz Fund owned the Securities at the time of the transaction or purchased or sold the Security within fifteen
                    (15) days of the transaction. The Access Person's annual disclosure of Securities holdings will be reviewed by the Compliance Officer for compliance with this Code, including transactions that reveal a pattern of trading inconsistent with this Code.

               3. If an Access Person violates this Code, the Compliance Officer will report the violation to the management personnel of the Underwriter for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Access Person, or suspension or termination of the Access Person's relationship with the Underwriter.

               4. The management personnel of the Underwriter will prepare an annual report to its board of directors that summarizes existing procedures and any changes in the procedures made during the past year. The report will identify any violations of this Code, any significant remedial action during the past year and any recommended procedural or substantive changes to this Code based on management's experience under this Code, evolving industry practices, or legal developments.

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